U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Assured Equities IV Corporation
(Exact name of Company as specified in its charter)

Florida (State of other jurisdiction of incorporation or formation) (State or other jurisdiction of incorporation or formation)	27-0173162 (I.R.S. employer identification number)
2211 12th Avenue East Seattle, WA (Address of principal executive offices)	98102 (Zip Code)

Issuer's telephone number: (206) 422-6677
facsimile number: (866) 711-9672

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.001
(Title of class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	o	Accelerated filer	o
Non-accelerated filer	o	Smaller reporting company	x
(Do not check if a smaller reporting company)

Copies to:
M&K CPAS, PLLC
13831 Northwest Frwy, Suite 575
Houston, TX 77040
(832) 242-9950

EXPLANATORY NOTE

            We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

            Unless otherwise noted, references in this registration statement to "Assured Equities IV Corporation,"  the "Company," "we," "our" or "us" means Assured Equities IV Corporation.

FORWARD LOOKING STATEMENTS

            There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "might," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward looking statements.The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1 - Description of Business

a) Business Development

Assured Equities IV Corporation was incorporated in the State of Florida on May 12, 2009.  The Company was formed to pursue a business combination with a target company yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would be qualified for trading in the United States secondary market. As of this date the company has not identified a possible business opportunity, has not reached terms with a possible business opportunity, has not issued nor entered into a letter of intent with or concerning any target business opportunity and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity. We have been and remain in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholder. The Company does not meet the test of "going concern" and the Company's independent auditor has expressed substantial doubt about the Company's ability to continue as a going concern (see Note 4 to the financial statements). This substantial doubt is due to our lack of committed funding and lack of revenue.

The Company's fiscal year ends December 31.  For the most recently audited period, which was the period May 12, 2009 (inception) and ending May 31, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $100.00 cash on hand.

From the date of inception (May 12, 2009) through September 15, 2009, the Company had:

(a) Generated no revenues or earnings from operations,
(b) Possessed no significant assets or financial resources and
(c) Had only $100.00 in cash on hand.

Assured Equities IV Corporation has not been involved in any bankruptcy, receivership or similar proceeding. The Company has not undergone any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

b) Business of the Issuer

Assured Equities IV Corporation is a "blank check" company within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act"). The U.S. Securities and Exchange Commission ("SEC") defines such a company as "a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies, other equity, or person."  The Company also qualifies as a "shell company", further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the "Securities Act"), because it has no or nominal operations and no or nominal assets and its assets consist solely of cash and cash equivalents.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with joint ventures with and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. The Company may not be able to successfully compete against entities with greater financial, technical and managerial expertise. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

The Company was organized to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities are qualified for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX), and the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth through a business combination rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company will not retain an equity interest (common stock) in any private company with which we engage in a business combination. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Strategies for Identifying and Completing a Business Combination

The analysis of potential new business opportunities, suitable for completing a business combination, will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential targets, the Company will consider the following kinds of factors:

  Potential for growth, indicated by new technology, anticipated market expansion or new products.
  Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole.
  Strength and diversity of management, either in place or scheduled for recruitment.
  Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.
  The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials.
  The extent to which the business opportunity can be advanced.
  The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.
  Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which may make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become a public company by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination; the Form 8-K would include information required by a Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.  As a result we may not be able to complete a business combination.

No assurances can be given that the Company will be able to enter into a business combination, the terms of a business combination or the nature of the target company.

Form of Potential Business Combination

The manner in which the Company participates in a business combination will depend upon the nature of the opportunity, the respective needs and desires of the Company and the negotiating strength of the Company.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholder of the Company will likely not have control of a majority of the voting shares of the Company following a business combination or reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in a delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company may seek to locate a company for business acquisition through referrals of potential target companies by consultants or other professionals in the business and financial communities, through a solicitation program that might include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods, or through other, yet to be identified methods. The Company has no solicitation program and its present advertising costs are zero. If the Company decides to locate a target company through a solicitation program, the Company might incur advertising or other costs. The advertising and other costs, if incurred, would be paid with money in our treasury. If sufficient funds were not available in our treasury to pay advertising or other costs of a solicitation program, the Company may decide not to implement such a solicitation program and incur these costs; or, the Company may seek additional funds, in the form of loans, grants, additional investments or other yet to be identified financing methods, from our stockholders, management or other investors, to pay these costs. The Company has had no discussions with stockholders, management or other investors regarding funding. Whatever efforts the Company expends to locate a target company will be in full compliance with national and state laws and regulations. No assurances can be given that the Company may seek or will be successful in locating a target company by referrals from consultants or other professionals in the business and financial communities, through a solicitation program, or through other, yet to be identified methods. No assurances can be given that the Company would be successful in developing an advertising program to support a spoliation program, that the Company would have sufficient funds to pay any advertising costs or that the Company would be successful in raising funds to pay advertising costs.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments may require substantial management time and attention and unknown costs for accountants, attorneys and others. These costs, if incurred, would be paid with money in our treasury. If sufficient funds were not available in our treasury to pay these costs, the Company may seek additional funds, in the form of loans, grants, additional investments or other yet to be identified financing methods, from our stockholders, management or other investors, to pay these costs. The Company has had no discussions with stockholders, management or other investors regarding funding. If a decision is made not to participate in a specific business opportunity, the costs theretofore, if incurred in the related investigation, may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred. No assurances can be given that the Company would be successful in negotiating, drafting and executing relevant agreements, disclosure documents and other instruments or having or raising sufficient funds to pay any of these costs that may be incurred.

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully combined with a business opportunity. The company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so pursuant to the Securities and Exchange Act of 1934. The company believes that being a reporting company under the Exchange Act of 1934, as amended, could provide a prospective acquisition or merger candidate with additional information concerning the Company that might make the Company more attractive to a business opportunity as a potential business combination. When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

We presently have no employees. Our officers and directors are not full-time or part-time employees of the Company because they are not in the service of the Company under any contract for hire, expressed or implied, oral or written. Further, the Company does not have the power or right to control and direct our officers or directors in the material details of how work is to be performed and our officers and directors do not receive any compensation from the Company. Our officers and directors are engaged in outside business activities and we anticipate that they will devote very limited time to our business until the identification of a successful business opportunity occurs. Our officers and directors volunteer their time to business for the Company and are not compensated in any manner for their volunteer services. We expect no changes in the number of our employees other than such changes, if any, as are incidental to a business combination.

The Company was organized as a vehicle to investigate and combine with a target business opportunity seeking the perceived advantages of being a publicly held corporation. The Company's principal business objective for the next 12 months will be to achieve a combination with a business opportunity. The Company will not restrict its potential candidate target business opportunity to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. However, there can be no assurance that the Company will have the ability to combine with an operating business, business opportunity, or property that will be of benefit to the Company. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity.

No assurances can be given that the Company will be able to successfully identify, evaluate or enter into a business combination, the terms of a business combination or the nature of the target company.

c) Reports to Security Holders

The Company is not currently a reporting company and does not file reports with the Commission at this time. When the Registration Statement becomes effective the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D. C. 20549.  The public my obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www/sec.gov.

Item 1A - Risk Factors

Risk Factors

AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE IN NATURE AND INVOLVES AN EXTREMELY HIGH DEGREE OF RISK.

1. WE HAVE NO OPERATING HISTORY.

We have no operating history. We have no revenues or earnings from operations. We have no significant assets or financial resources. It is highly likely that we will sustain expenses associated with maintaining a shell operation while endeavoring to identify a target business opportunity. Although our target business evaluation will seek to combine with a business opportunity that generates revenue, profits and immediate cash flow, there can be no assurance that if and when we identify and consummate a business combination with a target business opportunity that we will be able to generate revenue, profits or cash flow.

2. WE HAVE NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

We have no arrangements or agreement or understanding with respect to a combination, acquisition or merger with a private or public business opportunity and no assurances can be given that we will successfully conclude any sort of business combination. We cannot guarantee that we will be able to negotiate and finalize a business combination on favorable terms, and there is consequently a risk that future funds allocated to the purchase of our shares will not be invested in a company with active business operations.

The Company has not identified any particular industry or specific business within an industry for evaluation. We have not discovered, identified or evaluated any potential business opportunity for a business combination; therefore, the Company is currently unable to ascertain the merits or risks of the potential business' operations. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate a suitable business opportunity. We cannot guarantee that we will be able to negotiate a business combination on favorable terms and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.

3. OUR FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of an identified business opportunity. While management is proactively seeking business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in reaching terms with candidates meeting those criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor business or joint venture partner and numerous other factors beyond our control.

4. MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officers and directors are not employees of the Company, have not entered into any written employment agreements with the Company and are not expected to do so in the foreseeable future. Our officers and directors volunteer their time and volunteer their services to the Company and they receive no compensation whatsoever. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

5. THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition of a business opportunity as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business opportunity or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to combine with, acquire, or merger with a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be made unilaterally by our management who may act without the consent, vote or approval of our stockholders.

6. THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Furthermore, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Our officers and directors are not currently involved with other blank check companies and have no conflicts of interest. Conflicts in the pursuit of business combinations with other blank check companies with which they may in the future be affiliated with may arise. If we and the other blank check companies that our officers and directors are affiliated with desire to take advantage of the same opportunity, then the officer and director that is affiliated with both companies would abstain from voting upon the opportunity although there is no legally binding obligation to do so. If necessary, due to the abstention of our officers and directors, the Company would call a meeting of our shareholders whereby our shareholders would vote upon the opportunity. The necessity to obtain such stockholder approval may result in a delay and additional expense in the consummation of any proposed transaction.

7. THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Target companies that fail to comply with the SEC reporting requirements may delay or preclude a business combination, acquisition or merger with a business opportunity. Sections 12 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements of the company acquired, possibly covering one, two or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare those statements may significantly delay or essentially preclude a business combination, acquisition merger. Consequently, otherwise suitable acquisition prospects that do not have or unable to obtain the required audited statements may be inappropriate for acquisition as long as the reporting requirements of the Exchange Act remain applicable.

8. THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY MANAGEMENT.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking business combinations, acquisitions, mergers, joint ventures or acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

9. THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

10. ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

If we enter into a business combination, acquisition or merger with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self sufficiency and balance of payments positions and in other respects.

11. THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Our outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under the Securities Act and any other applicable federal or state securities laws or regulations. These restrictions will limit the ability of our stockholders to liquidate their investment.

12. THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity. We cannot guarantee however that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13. THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.

Our certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 50,000,000 shares of preferred stock. Any merger or acquisition with a business opportunity effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arms-length basis by our management resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but un-issued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution of the interests of our stockholders will occur and the rights of the holders of common stock may be materially and adversely affected.

14. BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A "REVERSE MERGER", FOLLOWING SUCH A TRANSACTION WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger".  Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

15.  WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS THAT OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

Following a business combination, we may seek the listing of our common stock on NASDAQ or NYSE Amex Equities, formerly known as the American Stock Exchange (AMEX). However, we cannot assure you that following such a transaction we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the "pink sheets", where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. There can be no assurance that the Company will find a market maker or that an active market may develop for the Company's stock. In addition, we would be subject to a SEC rule that if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

After completing a business combination, the Company's common stock may never be listed on the NASDAQ or any other stock exchange. The Company's common stock may become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system or on the "pink sheets", where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers or market makers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

Additional risks may exist since we will assist a privately held business to become public through a "reverse merger." Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future. There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale as we cannot be assured we will ever lose our shell company status.

16. WE MAY INCUR ADDITIONAL COSTS OF BEING A PUBLIC COMPANY DUE TO THE DIFFICULTIES OF ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING WITH NO FULL TIME OR PART-TIME EMPLOYEES, THE EXPENSES OF BEING A REPORTING COMPANY PURSUANT TO THE EXCHANGE ACT OF 1934 AND THE LIABILITY PROVISIONS OF THE EXCHANGE ACT OF 1934.

The Company is a development stage company, with no operations and no revenues from operations. We may never realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company has no full-time or part-time employees, including the two members of management, our President/Treasurer and our Secretary both of whom are also the two members of our Board of Directors. Our two members of management are not employees of the Company because they are not in the service of the Company under any contract for hire, expressed or implied, oral or written. Further, the Company does not have the power or right to control and direct our two members of management in the material details of how work is to be performed. Our two members of management volunteer their time and volunteer their services to the business of the Company. Our two members of management are not compensated in any manner for their volunteer time or their volunteer services.

Because the Company has no operations and no revenues from operations, the Company has not established sufficient internal controls over financial reporting; therefore these costs are estimated to be zero as we do not currently plan to implement a robust control initiative given our lack of positive cash flow from operations and inherent lack of segregation of duties. If the Company were to attempt to mediate some of our segregation of duties issues and achieve effective internal controls we currently do not have adequate funding to implement such an initiative and therefore do not plan to implement this initiative.

The expenses of periodic reporting requirements, such as audits and reviews, are estimated at $5,000.00 annually. If necessary, the Company will consider various options for paying these expenses, including payment from funds in our treasury, but no certain funding for these expenses has been obtained. Among possible funding options the Company may consider, if necessary, are loans or investments in the Company by our stockholders, management or other investors. The Company has had no discussions with stockholders, management or other investors regarding funding. If necessary, the Company will consider these and other yet to be identified various options for raising funds and paying these expenses. No assurances can be given that the Company will be successful in raising funds, if fundraising becomes necessary.

17. CURRENT ECONOMIC CONDITIONS MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION AND OBTAINING FUNDING.

The Company anticipates that the selection of a business combination will be complex and extremely risky and may be impacted by current and future economic conditions. The Company believes that the the U.S. economy is in a technical recovery from a recent recession. We base our belief upon economic indicators including the U.S. Commerce Department's forecast for Gross Domestic Product (up each of the next 4 successive quarters), the U.S. Department of Labor Consumer Price Index Forecast estimated to be up 1.4% at 12/09 and up 1.7% at 6/10, the improvement in the Consumer Confidence Index rising to 70.2 in September from 65.7 in August, the first increase since June, indicating that consumers felt better about current conditions and about the future, private-equity firms are increasingly taking advantage of an improved IPO environment and other indicators.

Despite the Company's optimism, however, economic risks remain.The national debt of the United States is $11.8 trillion; the Federal Budget Deficit for the first 11 months of FY 2009 was $1.4 trillion. These historically high figures pose significant risks to the U.S. economy because in order to finance the debt and deficits the U.S. Government either issues more currency, potentially leading to higher inflation, or must pay higher interest rates to attract investors who purchase U.S. Government securities. The effects, in either situation, are an erosion in the value of the U.S. Dollar or an increase in the cost of capital caused by higher interest rates. The decreased value of the U.S. Dollar or increase in the cost of capital may cause an increase in the shortage of capital available to businesses and the consumer or may cause an increase in the cost of capital. Political actions, such as the possible passage of new business and financial regulations, higher taxes, increased protectionism in the form of the imposition of tariffs upon imported goods and services, continued governmental intervention in the private sector, including intervention in the financial market segment, intervention in the automobile sector (GM and Chrysler) and other factors also may adversely impact the technical recovery by siphoning away capital from the private sector, further decreasing the value of the U.S. Dollar or increasing the costs of capital. Lacking access to affordable capital, firms that might be seeking or considering the advantages and perceived benefits of becoming a public corporation, by entering into a merger or acquisition with the Company, might decide to forgo these benefits. Some of the perceived benefits of becoming a public corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.

Although the Company has no operations and is not presently seeking funding, these same current economic conditions and risks might also adversely impact the Company's ability to obtain funding if, in the future, the Company believed it necessary to raise funds. Funding sources, such as our shareholders, management or others, might decide to defer loans or investments in the Company based upon current or future economic conditions such as an interruption in the technical recovery, or the capital markets being negatively affected by U.S. Government action, by the high costs of capital, by inflationary pressures or other factors. In any case, the Company has no assurance that the technical recovery will continue or that current or future economic conditions will enable the Company to successfully enter into a merger or acquisition or that adequate capital will be available at a future date, if the Company were to seek funding. There can be no assurances that the Company will be successful in entering into a merger or acquisition or that the Company will be successful in raising capital, if raising capital becomes necessary.

Item 2 - Management's Discussion and Analysis or Plan of Operations

The quantifiable financial information required by this item is contained under the section Item 13 Financial Statements and Supplementary Data. As the Company has been in existence less than one year with no operations comparable financial information is not provided.

The Company was organized as a vehicle to investigate and, if such investigation warrants, combine with a target business opportunity seeking the perceived advantages of being a publicly held corporation. During the next 12 months we anticipate incurring costs related to filing of Exchange Act reports and costs related to consummating a business combination. The Company anticipates $5,000 for accounting related expenses for the next 12 months. The Company's present 'burn rate' is approximately $5,000 annually; therefore, the Company may be out of money next quarter without additional funding. The Company does not currently engage in any business activities that provide funds or cash flow. As of September 15, 2009, the cash balance in the Company's treasury (bank account) was $100 USD. The Company's anticipated accounting related costs and the costs, if any, of investigating and analyzing business combinations during the next 12 months will be paid with money in our treasury and additional amounts, if necessary, as may be loaned to or invested in the Company by our stockholders, management or other investors. Because the Company has not incurred any expenses, the Company presently has no need to and has no plans to seek additional funds. If necessary to seek additional funds to pay future expenses, the Company will consider various options, including loans or investments from stockholders, management or other investors, for raising funds and for paying future expenses. The Company has had no discussions with stockholders, management or other investors regarding funding and no funding commitment for future expenses has been obtained. If in the future the Company needs funds to pay expenses, the Company will consider these and other yet to be identified options for raising funds and/or paying expenses.

The Company may consider a business opportunity which has recently commenced operations, or is a developing company in need of additional funds for expansion into new products or markets, or is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination, acquisition or merger may be concluded with a company that does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense and loss of voting control which may occur in a public offering.

Our officers and directors have not had any contact or discussions with any representative of any other entity regarding a business combination with the Company. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent on a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of current economic conditions, rapidly changing technologies occurring in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things: facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Item 3 - Description of Property

The Company has no properties and at this time and has no agreements to acquire any properties. The Company uses the offices of management at no cost to the Company. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners

The following table sets forth, as of September 15, 2009, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Assured Equities IV Corporation
Security Ownership of Certain Beneficial Owners and Management
September 15, 2009

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage (%) of Class
Assured Equities, LLC*	100,000	100%
2211 12th Avenue East
Seattle, WA 98102

All Officers and Directors	-0-	0%

* Assured Equities, LLC, a Utah Limited Liability Company and active with the State of Utah, is the incorporator-founder and only shareholder of the Company. Mr. William D. Kyle, President, Treasurer and Director of the Company is the sole Managing Member of Assured Equities, LLC. Mr. William D. Kyle, as the sole Managing Member of Assured Equities, LLC, has voting and dispositive power with regard to all of the shares of the Company held by Assured Equities, LLC.

Item 5 - Directors, Executive Officers, Promoters and Control Persons

(a) Our directors and officers and additional information concerning them are as follows:

Assured Equities IV Corporation
Directors, Executive Officers, Promoters and Control Persons
September 15, 2009

Name	Age	Position
William D. Kyle	64	President, Treasurer, Director
Anne M. Kyle	63	Secretary and Director
The term of office of Director(s) expires at our annual meeting of stockholders or until successor(s) is/are duly elected and qualified.

William D. Kyle, President, Treasurer and Director

Mr. William D. Kyle possesses over thirty years experience in business development, marketing and sales. Mr. Kyle's most recent experiences include:

Dates	Company	Position	Comments
01/00 - 07/04	N/A	N/A	Mr. Kyle was retired during this period
07/04 - Present	Driver Tools, LLC	Founder, Managing Member, Mr. Kyle remains active with Driver Tools, LLC	Reseller of engineering test products
07/07 - Present	BANDE Holdings, LLC	Founder, Managing Member, Mr. Kyle remains active with BANDE Holdings, LLC	Business developing and consulting company
08/08 - Present	Assured Equities, LLC	Founder, Managing Member, Mr. Kyle remains active with Assured Equities, LLC	Business developing and consulting company
04/09 - Present	Enterprise Creations, LLC	Founder, Managing Member, Mr. Kyle remains active with Enterprise Creations, LLC	Business developing and consulting company

Anne M. Kyle, Secretary and Director

Anne M. Kyle possesses twenty years of administrative, organizational and customer relations experience within the retail and transportation market segments. Ms. Kyle's most recent experiences include:

Dates	Company	Position	Comments
01/00 - 07/07	N/A	N/A	Ms. Kyle was not employed during this period
07/07 - Present	BANDE Holdings, LLC	Secretary, Ms. Kyle remains active with BANDE Holdings, LLC	Business developing and consulting company
08/08 - Present	Assured Equities, LLC	Secretary, Ms. Kyle remains active with Assured Equities, LLC	Business developing and consulting company
04/09 - Present	Enterprise Creations, LLC	Secretary, Ms. Kyle remains active with Enterprise Creations, LLC	Business developing and consulting company

(b) Significant Employees. None

(c) Family Relationships. William D. Kyle, President, Treasurer and Director of the Company and Anne M. Kyle, Secretary and Director of the Company, are husband and wife.

(d) Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past five years.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate.  Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Other Blank Check Company / Experience: As indicated below, Mr. Kyle, an officer and director of the Company, has also served as an officer and director of:

Name of Business	Filing Date	Status	SEC File Number	Pending Business Combinations	Additional Information
Enterprise IV Corporation	July 24, 2008	Unknown: no longer listed on sec.gov.	Unknown	Unknown	William D. Kyle resigned as President, Treasurer and Director of Enterprise IV Corporation on March 24, 2009.
Enterprise V Corporation	July 15, 2008	Sold on October 14, 2008 to Twenty-Second Trust; Form 8K dated October 14, 2008.	000-53322	None	William D. Kyle served as President, Treasurer and Director of Enterprise V Corporation until his resignation on October 14, 2008.
Enterprise VI Corporation	July 25, 2008	Sold on October 15, 2008 to USA Fabrics, Inc.; Form 8K dated October 15, 2008.	000-53351	None	William D. Kyle served as President, Treasurer and Director of Enterprise VI Corporation until his resignation on October 15, 2008.

Item 6 - Executive Compensation

The Company's officers and directors have not received any cash remuneration since inception. Officers and directors will not receive any remuneration upon completion of the offering nor until the consummation of a business combination, acquisition or merger acquisition of a business opportunity. No remuneration of any nature has been paid to any officer or director on account of services rendered by such in those capacitates. The Company's officers and directors intend to devote no more than a few hours a week, on a voluntary and uncompensated basis, to the affairs of the Company.

It is possible that after the Company successfully consummates a business combination, acquisition or merger with an unaffiliated entity that entity may desire to employ or retain one or more members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its officers, directors or future employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table or otherwise.

Assured Equities IV Corporation
Executive Compensation
September 15, 2009

Name	Position / Title	Compensation
William D. Kyle	President, Treasurer and Director	$0.00
Anne M. Kyle	Secretary and Director	$0.00

Item 7 - Certain Relationships and Related Transactions

The Company utilizes the office space and equipment of its management at no cost.

The Company has not issued any promissory notes or other evidence of indebtedness.

There have been no transactions since the beginning of the Company's fiscal year (date of inception, May 12, 2009), or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

A single transaction occurred on May 14, 2009, when the Company issued 100,000 shares of its Common Stock, par value $0.001, to the Company's sole incorporator, Assured Equities, LLC, in exchange for $100.00 US Dollars. Assured Equities LLC is the owner of all 100,000 shares (100%) of the Common Stock issued and outstanding by the Company.

Assured Equities, LLC, incorporator, is a limited liability company ("company") legally formed, and in active status, under the laws of the State of Utah, the Managing Member of which is competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 and/or Chapter 621, of the Florida Statutes (Profit).

The one Managing Member and sole owner of Assured Equities, LLC is Mr. William D. Kyle, Director, President and Treasurer of the Company. Mr. Kyle, as the sole Managing Member of Assured Equities, LLC, has voting and dispositive power with regard to all of the shares of the Company held by Assured Equities, LLC.

The Company has not had a promoter at anytime.

The Company has not:

  Established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,
  Established any committees of the Board of Directors.

Given the nature of the Company's business, its limited shareholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

  Its own Board of Directors,
  Establish its own definition of 'independent" as related to directors and nominees for directors,
  Establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8 - Legal Proceedings

There are no pending legal proceedings to which the Company is a party or to which any of its property is subject, and the Company does not know nor is aware of any legal proceedings threatened or contemplated against it.

Item 9 - Market for Common Equity and Related Stockholder Matters

(a) Market Information: The Company's Common Stock is not trading on any exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

(b) Holders: As of September 15, 2009 there was one (1) holder of record of 100,000 (100%) shares of the Company's issued and outstanding Common Stock. The one holder of record is Assured Equities, LLC, incorporator.

(c) Dividends: The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

Item 10 - Recent Sales of Unregistered Securities

The Company issued 100,000 shares of Common Stock on May 14, 2009, to Assured Equities, LLC, the incorporator, for an aggregate purchase price of $100 in cash or cash equivalents, with $100 received and deposited into the Company's bank account. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services rendered. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by a purchaser as consideration for the shares issued.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption there from, and may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 11 - Description of Securities

(a) Common Stock: All outstanding shares of Common Stock are of the same class and have equal rights an attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights. The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10-12G.

(b) Debt Securities: None

(c) Other Securities to Be Registered: None

Item 12 - Indemnification of Directors and Officers

The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Florida General Corporation Laws; provided, however, the Company can modify the extent of indemnification by individual contracts with its directors and officers; provided further that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Florida General Corporation law; or (iv) such indemnification is required to be made under the Bylaws.

Item 13 - Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Assured Equities IV Corporation
(A Development Stage Company)

We have audited the accompanying balance sheet of Assured Equities IV Corporation (A Development Stage Company) as of May 31, 2009, and the related statements of expenses, stockholders' equity and cash flows from May 12, 2009 (inception) through May 31, 2009. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration on internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Assured Equities IV Corporation (A Development Stage Company) as of May 31, 2009 and the results of its operations and its cash flows from May 12, 2009 (inception) through May 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has generated no income as of May 31, 2009, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
June 29, 2009

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
BALANCE SHEET
AS OF MAY 31, 2009

ASSETS

ASSETS
Current Assets
Cash	$100
Total Current Assets	$100
TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities	$0
Long Term Liabilities	$0
TOTAL LIABILITIES	$0

STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding.	$0
Common Stock, $0.001 par value; 100,000,000 shares authorized, 100,000 shares issued and outstanding.	$100
TOTAL STOCKHOLDERS' EQUITY	$100

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$100

See the accompanying summary of accounting policies and notes to the financial statements.

F-1

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
STATEMENT OF EXPENSES
FOR THE PERIOD
FROM MAY 12, 2009 (INCEPTION) THROUGH MAY 31, 2009

TOTAL REVENUE	$0

TOTAL EXPENSES	$0

NET PROFIT OR (LOSS)	$0

NET PROFIT OR (LOSS) PER COMMON SHARE - BASIC AND DLUTED	$0

PER SHARE INFORMATION
Weighted Average Number of Shares of Common Stock Outstanding - Basic and Diluted
Basic	100,000 shares
Diluted	100,000 shares

See the accompanying summary of accounting policies and notes to the financial statements.

F-2

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD
MAY 12, 2009 (INCEPTION) THROUGH MAY 31, 2009

	Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit During The Development Stage	Total Stockholders' Equity

May 12, 2009 (Inception)	-0-	$0	-0-	$0	$0	$0	$0

Issuance of stock to Incorporator - May 14, 2009			100,000	$100	$0	$0	$100

Net profit (loss) for the period						$0	$0

Balances - May 31, 2009	-0-	$0	100,000	$100	$0	$0	$100

See the accompanying summary of accounting policies and notes to the financial statements.

F-3

ASSURED EQUITIES IV CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD
FROM MAY 12, 20090 (INCEPTION) THROUGH MAY 31, 2009

Cash and cash equivalents - Beginning of Period	$0

Cash flows from Operating Activities
Profit or (Loss)	$0
Net Cash Flow from Operating Activities	$0

Cash flow from Financing Activities
Cash proceeds from issuance of Common Stock to Incorporator	$100
Net Cash Provided by Financing Activities	$100

Net Increase (Decrease) in Cash	$100

Supplemental Information
Interest Paid	$0
Taxes Paid	$0

See the accompanying summary of accounting policies and notes to the financial statements.

F-4

Assured Equities IV Corporation
(A Development Stage Company)
Notes to Financial Statements
May 31, 2009

Note 1- Description of Business

Assured Equities IV Corporation (the "Company"), a Florida "blank check" Company, was incorporated on May 12, 2009. The Company is actively seeking a merger candidate and currently has no operations.

Note 2 - Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The Company's fiscal year-end is December 31.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents. Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. As of May 31, 2009, there was $100 in the Company's checking account and no cash equivalents.

Income Taxes

The Company has adopted the provisions of SFAS No. 109, "Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year. Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares. Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method. As of May 31, 2009 there were no dilutive convertible common shares outstanding.

Development Stage - Assured Equities IV Corporation

As a result of the Company's limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies. Users of the financial statements should be familiar with these statements and its effect on the financial statements.

Recent Accounting Pronouncements

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 - Going Concern

Assured Equities IV Corporation does not meet the test of "going concern;" instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities would hope to be qualified for trading in the United States secondary market. As of this date the Company has not finalized a business combination and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders. Assured Equities IV Corporation's financial statements have been prepared on a development stage company basis. Substantial doubt exists as to Assured Equities IV Corporation's ability to continue as a going concern. No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 - Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred no revenue, no expenses and no loses from inception.

At May 31, 2009, the Company had no net operating loss carry forward for federal income tax purposes and Florida currently imposes no state corporate income tax.

The Company has no deferred tax assets or liabilities as of May 31, 2009.

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 - Share Capital

On May 14, 2009, Assured Equities IV Corporation issued 100,000 shares of its Common Stock to the Incorporator, Assured Equities LLC, in exchange for $100.

On May 14, 2009, the Company's stock register reports a total 100,000 shares of Common Stock outstanding, with all 100,000 shares held and owned by Assured Equities LLC, Incorporator.

On September 15, 2009, the Company's stock register reports a total 100,000 shares of Common Stock outstanding with all 100,000 shares issued on May 14, 2009, held and owned by Assured Equities, LLC, Incorporator.

Note 7 - Related Party Transactions

On May 14, 2009, Assured Equities IV Corporation issued 100,000 shares of its Common Stock to the Incorporator, Assured Equities LLC, in exchange for $100.

Note 8 - Preferred Stock

The Company's Articles of Incorporation authorize 50,000,000 shares of Preferred Stock, par value $0.001. The Company's Preferred Stock has not been registered with the SEC.

Item 14 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure. M&K CPAS , PLL C has been engaged by the Company to audit the initial period ended May 31, 2009. The decision to hire M&K CPAS, PLLC was approved by the Company's Board of Directors.

Item 15 - Exhibits

List of Exhibits

Exhibit Number	Description
3-1	Articles of Incorporation
3-2	ByLaws
3-3	Auditor's Consent

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASSURED EQUITIES IV CORPORATION

Date: September 15, 2009	By: /s/ William D. Kyle Name: William D. Kyle Title: President